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                                                                 Exhibit 99.8.21

                                                                  EXECUTION COPY

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

                                      Among

                       OPPENHEIMER VARIABLE ACCOUNT FUNDS,

                             OPPENHEIMERFUNDS, INC.

                                       and

                       RIVERSOURCE LIFE INSURANCE COMPANY

     THIS AGREEMENT (the "Agreement") is made and entered into as of this 30th day of March, 2007 by and among the following parties:

     - RIVERSOURCE LIFE INSURANCE COMPANY ( hereinafter, the "Company"), a Minnesota corporation, on its own behalf and on behalf of the separate accounts set forth on Schedule 1 hereto as may be amended from time to time by mutual consent (each such account referred to as an "Account");

     -    OPPENHEIMER VARIABLE ACCOUNT FUNDS (hereinafter, the "Fund"); and,

     -    OPPENHEIMERFUNDS, INC. (hereinafter the "Adviser").

          WHEREAS, the Fund is an open-end management investment company and is available to act as the investment vehicle for separate accounts now in existence or to be established at any date hereafter for variable life insurance policies, variable annuity contracts and other tax-deferred products (collectively, the "Variable Insurance Products") offered by life insurance companies (hereinafter "Participating Insurance Companies");

          WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio", and each representing the interests in a particular managed pool of securities and other assets;

          WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC"), dated July 16, 1986 (File No. 812-6324) granting Participating

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Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Mixed and Shared Funding Exemptive Order");

          WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and each class of shares of the Portfolios of the Fund is registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act");

          WHEREAS, the Adviser is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended;

          WHEREAS, the Company has registered or will register certain variable annuity and/or life insurance contracts under the 1933 Act (hereinafter "Contracts") (unless an exemption from registration is available);

          WHEREAS, the Accounts are or will be duly organized, validly existing segregated asset accounts under applicable insurance law, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable contracts (the Account(s) covered by the Agreement are specified in Schedule 1 attached hereto, as may be modified by mutual consent from time to time);

          WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless an exclusion from registration is available);

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          WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios (the Portfolios covered by this Agreement are specified in Schedule 1 attached hereto as may be modified by mutual consent from time to time), on behalf of the Accounts to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and

          NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Adviser and the Company agree as follows:

ARTICLE A. Amendment and Restatement; Form of Agreement

          A.1 The Fund and the Adviser acknowledge the merger of American Enterprise Life Insurance Company ("American Enterprise Life") with and into IDS Life Insurance Company (IDS Life ) (the "Merger") and the "intact transfer" ("Transfer") of the separate accounts of American Enterprise Life to IDS Life by operation of law and incident to the Merger on December 31, 2006 and the re-naming of IDS Life to RiverSource Life Insurance Company simultaneously with the Merger.

          A.2. This Agreement shall amend and supersede the Participation Agreement dated October 30, 1997 by and among American Enterprise Life, the Fund and the Adviser (as amended by Amendment 1 to the Participation Agreement dated June 15, 1999; Amendment 2 to the Participation Agreement dated July 15, 2002; Amendment 3 to the Participation Agreement dated December 23, 2003 and Amendment 4 to the Participation Agreement dated April 30, 2004) as of the date stated above among the parties to this Agreement with respect to all investments by each Company and its Accounts prior to the date of this Agreement.

          A.3 This Agreement shall amend and supersede the Participation Agreement dated January 12, 2004 by and among IDS Life, the Fund and the Adviser as of the date stated

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above among the parties to this Agreement with respect to all investments by each Company and its Accounts prior to the date of this Agreement.

ARTICLE I. Purchase and Redemption of Fund Shares

          1.1. The Fund agrees to make available to the Company for purchase on behalf of the Accounts those shares of a Portfolio of the Fund which the Company orders on behalf of the Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for such shares, as established in accordance with the provisions of the then current prospectus of the Fund.

          1.2. The Fund will not sell shares of any Portfolio to any other Participating Insurance Company separate account unless an agreement containing provisions similar in substance to Sections 2.1 and 2.2 of Article II, Sections
3.7 and 3.8 (other than the provision requiring the Fund to provide voting standards) of Article III and Article V of this Agreement is in effect to govern such sales, it being agreed and understood by Company and the Fund that this provision is not intended to prevent the Fund from selling its shares to any potential investor whose purchase of shares does not render the shares of the Fund or any Portfolio ineligible for continued or additional investment by the Company and its Account(s), and it being further understood and agreed by the Company and the Fund that this provision shall apply prospectively to participation agreements that the Fund enters into on or after the date hereof.

          1.3. The Company shall be the designee of the Fund for receipt of purchase orders and requests for redemptions or exchanges of shares of a Portfolio ("Instructions"). The Business Day on which such Instructions are received in proper form by the Company and time stamped by the Company by the close of trading will be the date and time as of which Portfolio shares shall be deemed purchased, exchanged or redeemed as a result of such Instructions;

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provided that the Fund receives such Instructions by 10:00 a.m. Eastern Time on the next following business day. Instructions received in proper form by the Company and time stamped after the close of trading on any given Business Day or received by the Fund after 10:00 a.m. Eastern Time on the next following business day shall be treated as if received on the next following Business Day. The Company warrants that all orders transmitted to the Fund by 10:00 a.m. Eastern Time on a Business Day were received by the Company in proper form and time stamped prior to the close of trading on the prior Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC and its current prospectus.

     The Fund shall calculate the net asset value per share of each Portfolio on each Business Day, and shall communicate these net asset values to the Company or its designee on a daily basis as soon as reasonably practicable after the calculation is completed (normally by 6:30 p.m. Eastern time). If the Fund is unable to meet the 6:30 p.m. time stated herein, the Fund shall provide additional time equal to the additional time it takes the Fund to make the net asset value available to the Company for the Company to place orders for the purchase and redemption of shares and make any applicable purchase payments.

     The Company shall submit payment for the purchase of shares of a Portfolio in federal funds transmitted by wire to the Fund or to its designated custodian, which must receive such wires no later than the close of the Federal Reserve Bank of New York, which is 6:00 p.m. Eastern time, on the Business Day following the Business Day for which such purchase orders have been placed.

     Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Portfolio shares purchased from

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the Fund will be recorded in the name of the appropriate Account or the appropriate subaccount of each Account.

     The Fund shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and the Company reserves the right to change this election in the future. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

          1.4. Each party to this Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws. If Company is provided with materially incorrect net asset value information, Company will be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per share. The Fund agrees to make Portfolio shares available for purchase by the Company for their separate Accounts listed in Schedule 1 on those days on which a Portfolio calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Fund (hereinafter the "Trustees") may, to the extent permitted under the terms of the Fund's then-current prospectus, refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of any Portfolio (including without limitation purchase orders that individually or together with other contemporaneous orders represent large transactions in shares

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of any Portfolio held for a relatively brief period of time). Such shares shall be purchased at the applicable net asset value per share, increased by any initial sales charge, if the Fund's prospectus then in effect imposes such a charge on such purchases. Without limiting the foregoing and to the extent described in the Fund's then-current prospectus, the Fund and the Fund's transfer agent may take such other action (including, without limitation, rejecting specific purchase orders) as they deem necessary to reduce, discourage or eliminate market timing activity. The Company acknowledges that the Fund has adopted policies and procedures reasonably designed to prevent frequent or excessive purchases, exchanges and redemptions of the Shares of the Fund in quantities great enough to disrupt orderly management of the corresponding Portfolio. These policies are disclosed in the Fund's current prospectus, as amended or supplemented from time to time.

     The Fund acknowledges that the Company, on behalf of its Accounts, has adopted policies and procedures reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Accounts including those investing in the Portfolios of the Fund which are available as investment options under the Contracts. These policies and procedures are described in the current prospectuses of the Accounts, as amended or supplemented from time to time, through which the Contracts are offered.

     The Fund and the Adviser may, but are not required to, consider the Company's policies and procedures pertaining to frequent transfers of Contract value among the subaccounts of its Accounts, including those investing in Portfolios of the Fund when the Fund periodically reviews or amends its disruptive trading policies and procedures. The Fund and the Adviser may invite comment from and confer with the Company regarding any proposed policy and procedure of the Fund pertaining to disruptive trading to determine, prior to adopting such proposed policy or

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procedure, the Company's then-present ability to apply such proposed policy or procedure to Contract owners who allocate Contract value to subaccounts investing in the Portfolios of the Fund which are available under the Contracts, including without limitation whether the Company can apply such proposed policy or procedure without the need to modify its automated data processing systems or to develop and staff manual systems to accommodate the implementation of the Fund's proposed policy or procedure.

     The Company acknowledges that shares of the Fund purchased pursuant to this Agreement are subject to the Fund's market timing procedures as described in the Fund's then-current prospectus. The Company will cooperate with the Fund's and the Adviser's reasonable requests in taking steps to deter and detect such transfers by Contract owners. Subject to applicable law and the terms of each Contract, the Company will furnish other information the Fund, directly or through its agent, reasonably requests regarding frequent transfers by Contract owners among the subaccounts investing in Portfolios of the Fund which are available under the Contracts.

          1.5. The Fund agrees to redeem or exchange, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, reduced by any redemption fee or deferred sales charge, if the Fund's prospectus in effect as of the date of such redemption imposes such a fee or charge on such redemptions. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives written (or facsimile) notice of such request for redemption by 10:00 a.m. Eastern Time on the next following Business Day; however the Company undertakes

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to use its best efforts to provide such notice to the Fund by no later than 9:30
a.m. Eastern time on the next following Business Day. Payment shall be made within the time period specified in the Fund's prospectus or statement of additional information ("SAI"), provided, however, that in no event shall payment be delayed for a greater period than is permitted by the 1940 Act. In the event the Fund does not pay for the Fund shares that are redeemed on the next Business Day after a request to redeem shares is made, then the Fund shall apply any such delay in redemptions uniformly to all records holders of shares of that Portfolio. Payment shall be in federal funds transmitted by wire to the Company's bank accounts as designated by the Company in writing from time to time.

          1.6. The Company agrees to purchase and redeem the shares of the Portfolios named in Schedule 2 offered by the then current prospectus and SAI of the Fund in accordance with the provisions of such prospectus and SAI.

ARTICLE II. Representations and Warranties

          2.1. The Company represents and warrants that the securities deemed to be issued by the Accounts under the Contracts are or, prior to any issuance or sale will be, registered under the 1933 Act (unless an exemption from registration is available) and, that the Contracts will be issued, offered and sold in compliance in all material respects with all applicable federal and state laws and regulations, and the rules of the National Association of Securities Dealers, Inc. ("NASD"). The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable state law and that it has legally and validly established the Accounts prior to the issuance or sale of units thereof as a segregated asset account under applicable insurance law and has registered the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless an exclusion from

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registration is available) to serve as segregated investment accounts for the
Contracts, and that it will maintain such registration for so long as any Contracts are outstanding or until registration is no longer required under federal and state securities laws. The Company shall amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

          2.2. The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued thereunder, and that it will make every reasonable effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that the Accounts are a "segregated asset accounts" and that interests in the Accounts are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations issued thereunder and any amendments or other modifications to such section or such regulations (and any revenue rulings, revenue procedures, notices and other published announcements of the Internal Revenue Service interpreting these provisions). The Company shall continue to meet such definitional requirements, and it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and

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warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except indirectly, through Contracts purchased in connection with such plans.

          2.3. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance and sold in accordance with applicable state and federal law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

          2.4. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund represents and warrants that each Portfolio of the Fund will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these provisions). In the event the Fund should fail to so qualify, it will take all reasonable steps (a) to notify the Company of such breach and
(b) to resume compliance with such diversification requirement within the grace period afforded by Treasury Regulation 1.817.5. The Fund and Adviser represent that each Portfolio is qualified as a Regulated Investment Company under Subchapter M of the Code and that it will maintain such qualification (under Subchapter M or any successor

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provision), and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

          2.5. If the Contracts purchase shares of a series and class of the Fund that have adopted a plan under Rule 12b-1 under the 1940 Act to finance distribution expenses (a "12b-1 Plan"), the Company agrees to provide the Trustees any information as may be reasonably necessary for the Trustees to review the Fund's 12b-1 Plan or Plans.

          2.6. The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply with applicable provisions of the 1940 Act.

          2.7. The Adviser represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance with any applicable state and federal securities laws.

          2.8. The Fund and Adviser each represent and warrant that all of its respective directors, trustees, officers, employees, investment advisers, and transfer agent of the Fund are and shall continue to be at all times covered by a blanket fidelity bond (which may, at the Fund's election, be in the form of a joint insured bond) or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Section 17(g) and Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable insurance company. The Fund agrees that any amount received under such bond in connection with claims that derive from arrangements described in this Agreement will be paid by the Fund for the benefit of the Company. The Adviser agrees to make all reasonable efforts

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to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Company in the event that such coverage no longer applies.

          2.9. The Company represents and warrants that all of its directors, officers, employees, agents, investment advisers, and other individuals and entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than the amount stated in Section 2.8. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable insurance company. The Company agrees that any amount received under such bond in connection with claims that derive from arrangements described in this Agreement will be paid by the Company for the benefit of the Fund. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Adviser in the event that such coverage no longer applies.

          2.10. The Fund and the Adviser represent that they will make a good faith effort to furnish information to the Company about the Fund not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state.

          2.11. The parties to this Agreement represent and warrant that they shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT
ACT), and if required by such laws or regulations will share information with each other about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

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          2.12. The Company, the Fund and the Adviser each agree to notify the others immediately upon having a reasonable basis for believing that any of these representations and warranties are no longer true or accurate to a material extent.

          2.13. The Company shall maintain and enforce policies and procedures reasonably designed to ensure that Portfolio share orders transmitted to the Fund are segregated by time of receipt in order to prevent Share orders from being executed at a price based on a previously determined net asset value.

          2.14. The Company agrees to provide the Fund or its designee with reasonable assurance that it has implemented effective compliance policies and procedures administered by qualified personnel as required by and in accordance with any and all applicable laws, rules and regulations. Such assurances by the Company shall include, but are not limited to:

          - adopting and implementing written compliance policies and procedures reasonably designed to prevent the Company from violating the Federal Securities Laws (as defined in Rule 38a-1) in its provision of services to the Fund pursuant to this Agreement, and;

          - providing access to the Chief Compliance Officer of the Accounts who will confer as needed with the Chief Compliance Officer of the Fund regarding the written compliance policies and procedures of the Accounts.

ARTICLE III. Sales Material, Prospectuses and Other Reports

          3.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten Business Days prior to its use. No such material shall be used if

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the Fund or its designee reasonably object to such use within ten Business Days after receipt of such material.

          3.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

          3.3. For purposes of this Article III, the phrase "sales literature or other promotional material" includes, but is not limited to, portions of the following that use any logo or other trademark related to the Fund or its affiliates, and any of the following that refer to the Fund or an affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboard or electronic media), and sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, market letters and form letters, seminar texts, reprints or excerpts from any advertisement, sales literature or published article), educational training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, and any other communications distributed or made generally available with regard to the Fund.

          3.4. The Fund shall provide to the Company a copy of its current prospectus within a reasonable period of its filing date, and provide other assistance as is reasonably

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necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is supplemented or amended) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document. The Adviser shall be permitted to review and approve the typeset form of the Fund's Prospectus prior to such printing.

          3.5. Upon Company's request, the Fund will provide written instructions to the Company when the Fund amends or supplements a Portfolio's current prospectus or statement of additional information directing the Company as to whether the amendment or supplement is to be provided (a) immediately to existing Contract owners who have Contract value allocated to a Portfolio or (b) is to be held and combined with another Fund or Contract related mailing as permitted by applicable federal securities laws. The Fund agrees that any instruction it gives the Company in each instance will be identical to any instruction it provides other Participating Insurance Companies.

          3.6. The Fund or the Adviser shall provide the Company with either:
(i) a copy of the Fund's proxy material, reports to shareholders, other information relating to the Fund necessary to prepare financial reports, and other communications to shareholders for printing and distribution to existing Contract owners, or (ii) camera ready, electronic file and/or printed copies, if appropriate, of such material for distribution to existing Contract owners at the Fund's or the Adviser's expense, within a reasonable period of the filing date for definitive copies of such material. The Adviser shall be permitted to review and approve the typeset form of such proxy material, shareholder reports and communications prior to such printing.

          3.7. The Company assumes sole responsibility for ensuring that the Fund's prospectus, shareholder reports and communications, and proxy materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

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          3.8. The Company shall:

               (i)  solicit voting instructions from Contract owners;

               (ii) vote Fund shares in accordance with instructions received from Contract owners; and

               (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio(s) for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Fund shares held in any segregated asset account, as well as shares owned by the Company, in the same proportion as Fund shares of such Portfolio for which voting instructions have been received from Contract owners, to the extent permitted by law.

          3.9 Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Portfolio calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

ARTICLE IV. Fees and Expenses

          4.1. The Fund and Adviser shall pay no fee or other compensation to the Company under this agreement, and the Company shall pay no fee or other compensation to the Fund or Adviser, except as provided herein.

          4.2. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent advisable by the Fund, in accordance with applicable state laws prior to their sale. The

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Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, and the preparation of all statements and notices required by any federal or state law.

          4.3. The Company shall bear the expenses of (i) printing and distributing to prospective Contract owners the Fund's prospectus and reports and, (ii) distributing the Fund's statement of additional information to prospective Contract owners. The Fund shall bear the expenses of (i) printing and distributing to existing Contract owners the Fund's prospectus, statement of additional information and reports to owners of Contracts issued by the Company and, (ii) distributing proxy materials to existing Contract owners and tabulation of proxy votes.

          4.4. In the event the Fund adds one or more additional Portfolios and the parties desire to make such Portfolios available to the respective Contract owners as an underlying investment medium, a new Schedule 2 or an amendment to this Agreement shall be executed by the parties authorizing the issuance of shares of the new Portfolios to the particular Accounts. The amendment may also provide for the sharing of expenses for the establishment of new Portfolios among Participating Insurance Companies desiring to invest in such Portfolios and the provision of funds as the initial investment in the new Portfolios.

          4.5. In the event the Fund initiates (i) a reorganization of the Fund as defined by Section 2 of the 1940 Act, or (ii) a change in the name of the Fund or a Portfolio other than a reorganization or name change in connection with the annual amendment to the Fund's registration statement to update its Prospectus, the Fund or Adviser as they shall determine among themselves shall reimburse the Company for the Company's internal and out-of-pocket costs associated with the aforementioned actions. The Company agrees to use its best efforts to

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minimize any costs incurred under this Section and shall provide Adviser with acceptable documentation of any such costs incurred.

ARTICLE V. Potential Conflicts

          5.1. The Trustees will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by participating insurance companies or by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Trustees shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

          5.2. The Company has reviewed a copy of the Mixed and Shared Funding Exemptive Order, and in particular, has reviewed the conditions to the requested relief set forth therein. The Company agrees to be bound by the responsibilities of a participating insurance company as set forth in the Mixed and Shared Funding Exemptive Order, including without limitation the requirement that the Company report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities in monitoring such conflicts under the Mixed and Shared Funding Exemptive Order, by providing the Trustees in a timely manner with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trustees whenever Contract owner voting instructions are disregarded and by confirming in writing, at the Fund's request, that the Company are unaware of any such potential or existing material irreconcilable conflicts.

          5.3. If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and
(2) establishing a new registered management investment company or managed separate accounts.

          5.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision could conflict with the majority of Contract owner instructions, the Company may be required, at the Fund's election, to withdraw the Accounts' investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of the six month period the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

          5.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the subaccount of the Accounts' investment in the Fund and terminate this Agreement within six months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund, subject to applicable regulatory limitation.

          5.6. For purposes of Sections 5.3 through 5.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 5.3 to establish a new funding medium for Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the particular subaccounts of the Accounts' investment in the Fund and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal.

ARTICLE VI. Applicable Law

          6.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

          6.2. This Agreement shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934 and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemption from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith, provided however that the term "Registration Statement or Prospectus for the Variable Contracts" and terms of similar import shall include (i) any offering circular or similar document and sales literature or other promotional materials used to offer and/or sell the variable Contracts in compliance with the private offering exemption in the 1933 Act and applicable federal and state laws and regulations, and (ii) the term "Registration Statement" and "Prospectus" as defined in the 1933 Act.

ARTICLE VII. Termination

          7.1. This Agreement shall terminate:

               (a) at the option of any party upon six months' advance written notice to the other parties;

               (b) at the option of the Company to the extent that shares of Portfolios are not reasonably available to meet the requirements of its Contracts or are not appropriate funding vehicles for the Contracts, as determined by the Company reasonably and in good faith. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished by the Company;

               (c) as provided in Article V;

               (d) at the option of the Fund or the Adviser upon institution of formal proceedings against the Company (or its parent) by the NASD, the SEC, the insurance commission of any state or any other regulatory body having jurisdiction over that party, which would have a material adverse effect on the Company's ability to perform its obligations under this Agreement;

               (e) at the option of the Company upon institution of formal proceedings against the Fund or the Adviser (or its parent) by the NASD, the SEC, or any state securities or insurance department or any other regulatory body having jurisdiction over that party, which would have a material adverse effect on the Adviser's or the Fund's ability to perform its obligations under this Agreement;

               (f) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares have been selected to serve as the underlying investment media. The Company will give 45 days prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares;

               (g) at the option of the Company or the Fund upon a determination by a majority of the Trustees, or a majority of the disinterested Trustees, that an irreconcilable material conflict exists among the interests of (i) all Contract owners of variable insurance products of all separate accounts or (ii) the interests of the Participating Insurance Companies investing in the Fund as delineated in
Article VII of this Agreement;

               (h) at the option of the Company if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify;

               (i) at the option of the Company if the Fund fails to meet the diversification requirements specified in Section 2.6 hereof or if the Company reasonably believes that the Fund will fail to meet such requirements;

               (j) at the option of any party to this Agreement, upon another party's failure to cure a material breach of any provision of this Agreement within thirty days after written notice thereof;

               (k) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company;

               (l) at the option of the Fund or the Adviser, if the Fund or Adviser respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser;

               (m) subject to the Fund's compliance with Section 2.6 hereof, at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable requirements of federal and/or state law; or

               (n) at the option of the Fund if (i) the Company breaches any of the representations and warranties made in this Agreement; or (ii) the Company notifies the Fund that any of such representations and warranties may no longer be true or might not be true in the future; or (iii) any of the Company's representations and warranties were not true on the effective date of this Agreement, are at any time no longer true, or have not been true during any time since the effective date of this Agreement.

          7.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 7.1(a) may be exercised for cause or for no cause.

          7.3. Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of the termination of this Agreement for which shares of the Fund (or any Portfolio) serve as the underlying medium unless such further sale of additional shares of the Fund is prohibited by law or by regulatory authorities, or as determined by the Fund's Board to be necessary to remedy or eliminate an irreconcilable conflict pursuant to Article V hereof.

          7.4. The provisions of this Article VII shall survive the termination of this Agreement, and as long as shares of the Fund are held on behalf of Contract owners in accordance with Section 7.3, the provisions of this Agreement shall survive the termination of this Agreement with respect to those Contract owners.

ARTICLE VIII. Indemnification

          8.1. Indemnification By The Company

               (a) The Company agrees to indemnify and hold harmless the Fund and the Adviser, each member of their Board of Trustees or Board of Directors, each of their officers, employees and agents, and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith (collectively, "Losses")), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances which they were made; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Adviser for use in the registration statement, prospectus or SAI for the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (ii) arise out of or as a result of statements or
                         representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or disposition of the Contracts or Fund shares, provided any such statement or representation or such wrongful conduct was not made in reliance upon and in conformity with information furnished in writing, via fax or via electronic means, to the Company by or on behalf of the Adviser or the Fund; or

                    (iii) arise out of or result from any untrue statement or
                         alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, SAI or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing, via fax or via electronic means, to the Fund or the Adviser by or on behalf of the Company or persons under its control; or

                    (iv) arise out of or result from any material breach of this
                         Agreement by the Company;

except to the extent provided in Sections 8.1(b) and 8.3 hereof. This indemnification shall be in addition to any liability which the Company may otherwise have.

               (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

          8.2. Indemnification by Adviser and Fund

               (a)(1) The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation expenses (including any Losses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing, via fax or via electronic means, to the Adviser or the Fund by or on behalf of the Company for use in the Fund registration statement, prospectus or SAI, or sales literature or other promotional material for the Contracts or of the Fund; or

                    (ii) arise out of or as a result of statements or
                         representations (other than statements or representations contained in the Contracts or in the Contract registration statement, the Contract prospectus, SAI, or sales literature or other promotional material for the Contracts not supplied by the Adviser or the Fund or persons under the control of the Adviser or the Fund respectively) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts, provided any such statement or representation or such wrongful conduct was not made in reliance upon and in conformity with information furnished in writing, via fax or via electronic means, to the Adviser or the Fund by or on behalf of the Company; or

                    (iii) arise out of any untrue statement or allegedly untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing, via fax or via electronic means, to the Company by or on behalf of the Fund or persons under the control of the Adviser; or

                    (iv) arise out of or result from any material breach of this
                         Agreement by the Adviser.

except to the extent provided in Sections 8.2(b) and 8.3 hereof. This indemnification shall be in addition to any liability which the Adviser may otherwise have.

               (a)(2) The Fund agrees to indemnify and hold harmless the Indemnified Parties against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation expenses (including Losses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Fund or the sale or acquisition of the Fund's shares and:

                    (i) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact or (b) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, if such fact, statement or omission is contained in the registration statement for the Fund or the Contracts, or in the prospectus or SAI for the Contracts or the Fund, or in any amendment to any of the foregoing, or in sales literature or other promotional material for the Contracts or of the Fund, provided, however, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement, fact or omission or such alleged statement, fact or omission was made in reliance upon and in conformity with information furnished in writing, via fax or via electronic means, to the Adviser or the Fund by or on behalf of the Indemnified Party; or

                    (ii) arise out of or as a result of statements or
                         representations (other than statements or representations contained in the Contracts or in the Contract registration statement, the Contract prospectus, SAI, or sales literature or other promotional material for the Contracts not supplied by the Adviser or the Fund or persons under the control of the Adviser or the Fund respectively) or wrongful conduct of the Fund or persons under its control with respect to the sale or distribution of Contracts, provided any such statement or representation or such wrongful conduct was not made in reliance upon and in conformity with information furnished in writing, via fax or via electronic means, to the Adviser or the Fund by or on behalf of the Company; or

                    (iii) arise out of or result from any material breach of
                         this Agreement by the Fund .

except to the extent provided in Section 8.2(b) and 8.3 hereof. This indemnification shall be in addition to any liability which the Fund may otherwise have.

               (b) The Fund and Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

          8.3. Indemnification Procedure

          Any person obligated to provide indemnification under this Article VIII ("indemnifying party" for the purpose of this Section 8.3) shall not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("indemnified party" for the purpose of this Section 8.3) unless such indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified party (or after such party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought under the indemnification provisions of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of failure to give such notice. In case any such action is brought against the indemnified party, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. Notices

          Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify to the other party.

          If to the Fund:

               Oppenheimer Variable Account Funds
               6803 South Tucson Way
               Centennial, CO 80112
               Attn: General Counsel

               With a copy to:
               Oppenheimer Variable Account Funds
               Two World Financial Center
               225 Liberty Street, 11th Floor
               New York, NY 10080
               Attn.: Director of Variable Accounts

          If to the Adviser:

               OppenheimerFunds, Inc.
               6803 South Tucson Way
               Centennial, CO 80112
               Attn: General Counsel

               With a copy to:

               Oppenheimer Variable Account Funds
               Two World Financial Center
               225 Liberty Street, 11th Floor
               New York, NY 10080
               Attn.: Director of Variable Accounts

          If to the Company:

               RiverSource Life Insurance Company
               1765 Ameriprise Financial Center
               Minneapolis, Minnesota 55474
               Attn: Vice President

               With a copy to:
               RiverSource Distributors, Inc.
               70100 Ameriprise Financial Center
               Minneapolis, Minnesota 55474
               Attn: President

ARTICLE X. Miscellaneous

          10.1. The Company represents and warrants that any Contracts eligible to purchase shares of the Fund and offered and/or sold in private placements will comply in all material respects with the exemptions from the registration requirements of the 1933 Act and applicable federal and state laws and regulations.

          10.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by
(i) this Agreement and (ii) by Title V, Subtitle A of the Gramm-Leach-Bliley Act and by regulations adopted thereunder by regulators having jurisdiction over the parties hereto, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

          10.3. Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this
Agreement:

               (a) "Confidential Information" includes but is not limited to all proprietary and confidential information of the Company and its subsidiaries, affiliates licensees (collectively the "Protected Parties" for purposes of this Section 10.3), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

               (b) The Fund shall not use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Fund as set forth in the Agreement; and the Fund agrees to cause all its employees, agents and representatives, or any other party to whom such Fund may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

               (c) The Fund and the Company acknowledge that all computer programs and procedures or other information developed or used by the either party to this Agreement or any of their employees or agents in connection with the Fund's or the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties.

               (d) The Fund agrees to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazard to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of the Protected Parties; the Fund further agrees to cause all its agents, representatives or subcontractors of, or any other party to whom the Fund may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this Section 10.3.

               (e) The Fund and the Company acknowledge that any breach of the agreements in this Section 10.3 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the affected party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

               (f) This Section 10.3 shall survive the termination of this Agreement.

          10.4. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          10.5. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

          10.6. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

          10.7. The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Trustee, director, officer, agent or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

          10.8. The parties to this Agreement agree that the assets and liabilities of each Portfolio of the Fund are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.

          10.9. Each party hereto shall cooperate with, and promptly notify each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

          10.10. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

          10.11. It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

          10.12. The Company and the Adviser each understand and agree that the obligations of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund with respect to the Portfolio and the Portfolio's property; the Company and the Adviser each represent that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming Trustee and shareholder liability for acts or obligations of the Fund.

          10.13. This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Adviser may transfer or assign its rights, duties and obligations hereunder or interest herein to any entity owned, directly or indirectly, by Oppenheimer Acquisition Corp. (the Adviser's parent corporation) or to a successor in interest pursuant to a merger, reorganization, stock sale, asset sale or other transaction, without the consent of the Company, as long as (i) that assignee agrees to assume all the obligations imposed on the Adviser by this Agreement, and (ii) the Fund consents to that assignment.

          10.14. This Agreement sets forth the entire agreement between the parties and supercedes all prior communications, agreements and understandings, oral or written, between the parties regarding the subject matter hereof.

          IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized officers to execute this Agreement.

                                        RIVERSOURCE  LIFE INSURANCE COMPANY


                                        By: /s/ Patrick H. Carey III
                                            ------------------------------------
                                        Name: Patrick H. Carey III
                                        Title: Vice President


                                        OPPENHEIMER VARIABLE ACCOUNT FUND


                                        By: /s/ Brian W. Wixted
                                            ------------------------------------
                                        Name: Brian W. Wixted
                                        Title: Treasurer


                                        OPPENHEIMERFUNDS, INC.


                                        By: /s/ Christine J. Loftus
                                            ------------------------------------
                                        Name: Christine J. Loftus
                                        Title: Vice President

                                   SCHEDULE 1

RIVERSOURCE VARIABLE ANNUITY ACCOUNT

(through December 31, 2006 this account was known as American Enterprise Life Annuity Account)

Contracts and Portfolios available under each Contract:

1.   AEL Personal Portfolio Plus 2 Variable Annuity 33-54471

          Oppenheimer Capital Appreciation Fund/VA
          Oppenheimer High Income Fund/VA

2.   Evergreen Essential(SM) Variable Annuity 333-92297

          Oppenheimer Main Street Small Cap Fund/VA, Service Shares

3.   Evergreen New Solutions Select Variable Annuity 333-92297

          Oppenheimer Capital Appreciation Fund/VA, Service Shares Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares

4.   Evergreen New Solutions Variable Annuity 333-92297

          Oppenheimer Capital Appreciation Fund/VA, Service Shares Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

5.   Evergreen Pathways(SM) Select Variable Annuity 333-73958

          Oppenheimer Capital Appreciation Fund/VA, Service Shares Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares

6.   Evergreen Pathways(SM) Variable Annuity 333-73958

          Oppenheimer Capital Appreciation Fund/VA, Service Shares Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

7.   Evergreen Privilege(SM) Variable Annuity 333-73958

          Oppenheimer Main Street Small Cap Fund/VA, Service Shares

8.   RiverSource Innovations(SM) Classic Variable Annuity 333-92297

          Oppenheimer Capital Appreciation Fund/VA, Service Shares Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

9.   RiverSource AccessChoice Select(SM) Variable Annuity 333-92297

          Oppenheimer Capital Appreciation Fund/VA, Service Shares Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

10.  RiverSource Endeavor Select(SM) Variable Annuity 333-92297

          Oppenheimer Capital Appreciation Fund/VA, Service Shares Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

11.  RiverSource FlexChoice Select(SM) Variable Annuity 333-73958

          Oppenheimer Capital Appreciation Fund/VA, Service Shares Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

12.  RiverSource Innovations(SM) Variable Annuity 333-92297

          Oppenheimer Capital Appreciation Fund/VA, Service Shares Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer High Income Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

13.  RiverSource Innovations(SM) Classic Select Variable Annuity 333-92297

          Oppenheimer Capital Appreciation Fund/VA, Service Shares Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer High Income Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

14.  RiverSource Innovations(SM) Select Variable Annuity 333-92297

          Oppenheimer Capital Appreciation Fund/VA, Service Shares Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

15.  RiverSource Platinum Variable Annuity 333-72777

          Oppenheimer Global Securities Fund/VA
          Oppenheimer Main Street Fund/VA
          Oppenheimer Strategic Bond Fund/VA

16.  RiverSource Signature One Select Variable Annuity 333-85567

          Oppenheimer Capital Appreciation Fund/VA, Service Shares Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

17.  RiverSource Signature Select Variable Annuity 333-74865

          Oppenheimer Capital Appreciation Fund/VA, Service Shares Oppenheimer Global Securities Fund/VA, Service Shares

          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

18.  Wells Fargo Advantage Choice Variable Annuity 333-73958

          Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Strategic Bond Fund/VA, Service Shares

19.  Wells Fargo Advantage(R) Builder Select Variable Annuity 333-85567

          Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

20.  Wells Fargo Advantage(R) Choice Select Variable Annuity 333-73958

          Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

21.  Wells Fargo Advantage(R) Select Variable Annuity 333-92297

          Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

22.  Wells Fargo Advantage(SM) Builder Variable Annuity 333-85567

          Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Strategic Bond Fund/VA, Service Shares

23.  Wells Fargo Advantage(SM) Variable Annuity 333-85567

          Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Strategic Bond Fund/VA, Service Shares

RIVERSOURCE VARIABLE ACCOUNT 10

(through December 31, 2006 this account was known as IDS Life Variable Account
10)

Contracts and Portfolios available under each Contract:

1.   RiverSource Retirement Advisor Advantage Plus(SM) Variable Annuity
     333-79311

          Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

2.   RiverSource Retirement Advisor Select Plus(SM) Variable Annuity 333-79311

          Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

3. RiverSource Retirement Advisor Advantage(SM) Variable Annuity and RiverSource Retirement Advisor Advantage(SM) Variable Annuity - Band 3 333-79311

          Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

4.   RiverSource Retirement Advisor Select(SM) Variable Annuity 333-79311

          Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

5. RiverSource Retirement Advisor Variable Annuity(R) and RiverSource Retirement Advisor Variable Annuity(R) - Band 3 333-79311

          Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares

6.   RiverSource Retirement Advisor 4 Advantage(SM) Variable Annuity 333-79311

          Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares
          Oppenheimer Value Fund/VA, Service Shares

7.   RiverSource Retirement Advisor 4 Select(SM) Variable Annuity 333-79311

          Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares
          Oppenheimer Value Fund/VA, Service Shares

8.   RiverSource Retirement Advisor 4 Access(SM) Variable Annuity 333-79311

          Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares
          Oppenheimer Value Fund/VA, Service Shares

RIVERSOURCE VARIABLE LIFE SEPARATE ACCOUNT

(through December 31, 2006 this account was known as IDS Life Variable Life Separate Account)

Contracts and Portfolios available under each Contract:

1. RiverSource Variable Universal Life IV and RiverSource Variable Universal Life IV - Estate Series 333-69777

          Oppenheimer Global Securities Fund/VA, Service Shares
          Oppenheimer Main Street Small Cap Fund/VA, Service Shares Oppenheimer Strategic Bond Fund/VA, Service Shares